Consent of Independent Registered Public Accounting Firm

Pernix Group, Inc.

Lombard, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196460) of Pernix Group, Inc. of our report dated March 20, 2015, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

Mach 20, 2015